UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 27, 2008 (Date of earliest event reported)

Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 27, 2008, Charles & Colvard, Ltd. (the “Company”) entered into an amendment (the “Amendment”) with Reeves Park, Inc. (“Reeves Park”) which supersedes, but only as to the specific terms contained in the Amendment, the terms and conditions of the sale of moissanite by the Company to Reeves Park as set out in the Manufacturing Agreement dated March 14, 2008 (the “Agreement”), which was filed as Exhibit 10.111 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2008. The Company entered into the Amendment to ensure a flow of jewelry to retailers during the holiday season while it continues to work towards reducing the outstanding balance due from Reeves Park.

The Amendment provides Reeves Park with the required notice of “good cause” to terminate the Agreement due to Reeves Park’s repeated failure to make timely payments for moissanite shipped to Reeves Park. Reeves Park has 30 days from its receipt of such notice to bring such accounts within terms to be in compliance with the Agreement. The Amendment also provides, among other things, that:

•

Reeves Park can purchase new asset orders of moissanite from the Company on a prepaid basis (100% of the order amount) if all other terms of the Amendment are met. For consignment orders, payment must be received equal to the value of any additional goods for consignment.

•

The Company has received payment from Reeves Park for open consignment billings past due as required by the Amendment. All other consignment billings must be paid in full on or before the due date listed on monthly account statements provided to Reeves Park by the Company.

•

If Reeves Park defaults on the Amendment, and such default remains uncured for 15 days after written notice thereof, Reeves Park authorizes the Company to directly contact its retail customers to establish a method of doing business with the Company, including without Reeves Park, for periods after the default, and releases the Company from any claim or liability arising from such contacts. If Reeves Park at any time informs any of its retail customers that it is no longer in the moissanite business, the Company will then have the immediate right to contact these customers directly to establish a method of doing business with the Company, without Reeves Park. Such notice by Reeves Park to its customers must be in writing, with a copy to the Company.

•	Reeves Park agrees to provide retail forecasting and reporting on a monthly basis, 15 days in arrears, to the Company for all major programs for which Reeves Park sells moissanite jewelry.

The description of the Amendment set forth in this Item 1.01 is a summary of the material terms of the Amendment and is qualified in its entirety by reference to the copy of the Amendment attached hereto as Exhibit 10.126 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.126	Amendment to Manufacturing Agreement, dated October 23, 2008, between Reeves Park, Inc. and Charles & Colvard, Ltd., signed by Charles & Colvard, Ltd. on October 27, 2008.*

*	Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

By:	/s/ Dennis M. Reed
Dennis M. Reed
President & Chief Marketing Officer

Date: October 31, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 10.126	Amendment to Manufacturing Agreement, dated October 23, 2008, between Reeves Park, Inc. and Charles & Colvard, Ltd., signed by Charles & Colvard, Ltd. on October 27, 2008.*

*	Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.